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                                                                    EXHIBIT 99.1



                        MANUFACTURERS BANCSHARES, INC.

                                Revocable Proxy

     This Proxy is solicited on behalf of the Board of Directors of Manufacturers Bancshares, Inc. ("Manufacturers") who will serve as the Proxy Committee for the Special Meeting of Shareholders ("Special Meeting"). The undersigned shareholder of Manufacturers hereby appoints the Proxy Committee with the full power of substitution to represent and to vote, as designated below, all of the shares of Manufacturers held of record by the undersigned on ______________, 2001, at the Special Meeting to be held at _____ p.m., Eastern Time on _____________, 2001, at its corporate headquarters, 4144 North Armenia Avenue, Tampa, Florida, and at any adjournment thereof.

     The proxy will vote on the proposals set forth in the Notice of Special Meeting and the Proxy Statement-Prospectus as specified on this card and are authorized to vote in its discretion as to any other business that may come properly before the Special Meeting. If no vote is specified, said proxy will vote in favor of the following proposal.

1. FOR ___ OR AGAINST ___ OR ABSTAIN FROM VOTING ON ____ the authorization, adoption and approval of the Agreement and Plan of Merger dated as of June 18, 2001 between Manufacturers and The Colonial BancGroup, Inc.


PLEASE MARK, SIGN BELOW, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

                                    Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    DATED:                , 2001
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                                    Signature


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                                    Signature (if held jointly)